Exhibit 99.1

Investor Contact:	Jane Underwood
Polycom, Inc.
1.408.586.4271
jane.underwood@polycom.com
Press Contact:	Michael Rose
Polycom, Inc.
1.408.586.3839
michael.rose@polycom.com

Polycom Reports Significantly Improved Operating Performance

On Revenue of $331 Million in First Quarter 2015

•Non-GAAP Earnings Per Share grows 28 percent year-over-year

•GAAP Earnings Per Share grows 600 percent year-over-year

SAN JOSE, Calif. – April 22, 2015 – Polycom, Inc. (Nasdaq: PLCM) today reported first quarter 2015 revenues of $331 million, non-GAAP net income of $32 million and non-GAAP earnings per diluted share of 23 cents. GAAP net income for the first quarter was $21 million, or 15 cents per diluted share. A reconciliation of GAAP to non-GAAP results is provided in the tables at the end of this press release.

“For the first quarter of 2015, we continued to drive improvements in operating income and earnings per share while also achieving revenue growth year-over-year,” stated Peter Leav, President and Chief Executive Officer. “Polycom remains focused on bringing our vision of Unleashing the Power of Human Collaboration to life as we help our customers defy distance and build the workplace of the future.”

“Operating margins grew significantly on both an absolute dollar and percentage basis versus the year ago period,” said Laura Durr, Chief Financial Officer and Executive Vice President.  “Polycom also generated $30 million in operating cash flow and repurchased $40 million in common stock during the first quarter of 2015.”

On a comparative basis, consolidated financial results were:

($ in millions, except per share data)	Q1 2015	Q4 2014	Q1 2014	Year-Over-Year Change
Revenues	$330.7	$348.9	$328.5	1%
Non-GAAP Net Income	$32.2	$33.6	$26.1	24%
Non-GAAP EPS	$0.23	$0.24	$0.18	28%
GAAP Net Income (Loss)	$21.2	$20.5	$(4.0)	631%
GAAP EPS	$0.15	$0.15	$(0.03)	600%

On a geographic basis, consolidated revenues were comprised of:

($ in millions)	Q1 2015	Q4 2014	Q1 2014	Year-Over-Year Change
Americas	$157.4	$165.3	$163.1	(4)%
% of revenues	48%	47%	50%
Europe, Middle East & Africa (EMEA)	93.8	93.7	89.0	5%
% of revenues	28%	27%	27%
Asia Pacific	79.5	89.9	76.4	4%
% of revenues	24%	26%	23%
Totals *	$330.7	$348.9	$328.5	1%

* may not foot due to rounding

By product category, inclusive of its service component, consolidated revenues were comprised of:

($ in millions)	Q1 2015	Q4 2014	Q1 2014	Year-Over-Year Change
UC Group Systems	$204.6	$219.2	$213.4	(4)%
% of revenues	62%	63%	65%
UC Personal Devices	67.5	66.6	56.5	19%
% of revenues	20%	19%	17%
UC Platform	58.6	63.1	58.7	—
% of revenues	18%	18%	18%
Totals *	$330.7	$348.9	$328.5	1%

* may not foot due to rounding

In Q1 2015, Polycom generated a total of $30 million in operating cash flow. Operating cash flow on a trailing 12 month basis was $217 million. Cash and investments at the end of Q1 2015 totaled $669 million, of which approximately $223 million is located in the United States. Net of existing debt, cash and investments at the end of Q1 2015 totaled $428 million.

Earnings Call Details

Polycom will hold a conference call today, April 22, 2015, at 5:00 p.m. ET/2:00 p.m. PT to discuss these first quarter 2015 financial results and guidance for the second quarter 2015. You may participate by listening to the webcast at www.polycom.com/investors or, for callers in the United States and Canada, you may participate by calling +1.800.771.6692 and for callers outside of the United States and Canada, by calling +1.212.231.2911. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com/investors or, for callers in the U.S. and Canada, at +1.800.633.8284 and, for callers outside of the United States and Canada, at +1.402.977.9140. The access number for the replay is 21766308.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding our future financial and operating performance, including future improvement in operating income and earnings per share and future revenue growth. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners and any resulting loss of business; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully implement process improvements and cost containment initiatives; changes to our strategic areas of focus; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and the availability and differing uses of capital; changes in key personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or diluted net income (loss) per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 415,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

© 2015 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Revenues:
Product revenues	$233,687	$231,509
Service revenues	97,013	97,015
Total revenues	330,700	328,524
Cost of revenues:
Cost of product revenues	101,269	97,636
Cost of service revenues	36,611	38,903
Total cost of revenues	137,880	136,539
Gross profit	192,820	191,985
Operating expenses:
Sales and marketing	90,859	93,968
Research and development	49,337	48,147
General and administrative	21,167	23,793
Amortization of purchased intangibles	2,417	2,492
Restructuring costs	24	30,343
Transaction-related costs	—	156
Total operating expenses	163,804	198,899
Operating income (loss)	29,016	(6,914)
Interest and other income (expense), net
Interest expense	(1,484)	(1,474)
Other income (expense), net	22	779
Interest and other income (expense), net	(1,462)	(695)
Income (loss) before provision for (benefit from) income taxes	27,554	(7,609)
Provision for (benefit from) income taxes	6,356	(3,618)
Net income (loss)	$21,198	$(3,991)

Basic net income (loss) per share:	$0.16	$(0.03)

Diluted net income (loss) per share:	$0.15	$(0.03)

Number of shares used in computation of net income (loss) per share:
Basic	134,777	136,795
Diluted	139,233	136,795

As a result of the GAAP net loss in the three months ended March 31, 2014, all potentially issuable common shares for that period have been excluded from the diluted shares used in the computation of GAAP earnings per share as their effect is anti-dilutive.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
GAAP net income (loss)	$21,198	$(3,991)
Amortization of purchased intangibles	3,074	3,333
Restructuring costs	24	30,343
Transaction-related costs	—	156
Stock-based compensation expense	9,232	5,647
Effect of stock-based compensation on warranty rates	53	129
Costs associated with CEO separation and related SEC investigation	335	610
Income tax effect of non-GAAP exclusions	(1,681)	(10,140)
Non-GAAP net income	$32,235	$26,087
GAAP net income (loss) per share
Basic	$0.16	$(0.03)
Diluted	$0.15	$(0.03)
Non-GAAP net income per share
Basic	$0.24	$0.19
Diluted	$0.23	$0.18
Number of shares used in computation of net income (loss) per share:
Basic	134,777	136,795
Diluted	139,233	142,165

As a result of the GAAP net loss in the three months ended March 31, 2014, all potentially issuable common shares for that period have been excluded from the diluted shares used in the computation of GAAP earnings per share as their effect is anti-dilutive.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$421,512	$443,132
Short-term investments	206,085	185,783
Trade receivables, net	169,096	169,400
Inventories	93,942	100,328
Deferred taxes	38,768	38,805
Prepaid expenses and other current assets	70,255	61,072
Total current assets	999,658	998,520
Property and equipment, net	107,134	109,195
Long-term investments	41,158	59,197
Goodwill and purchased intangibles, net	580,722	583,798
Deferred taxes	49,091	54,019
Other assets	24,918	26,493
Total assets	$1,802,681	$1,831,222
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$107,118	$108,172
Accrued payroll and related liabilities	31,616	42,901
Taxes payable	3,254	4,056
Deferred revenue	177,983	173,532
Current portion of long-term debt	6,250	6,250
Other accrued liabilities	81,961	86,193
Total current liabilities	408,182	421,104
Long-term deferred revenue	86,734	89,366
Taxes payable	11,846	11,719
Deferred taxes	164	173
Long-term debt	234,375	235,938
Other non-current liabilities	38,927	49,189
Total liabilities	780,228	807,489
Stockholders' equity	1,022,453	1,023,733
Total liabilities and stockholders' equity	$1,802,681	$1,831,222

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income (loss)	$21,198	$(3,991)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,104	14,533
Amortization of purchased intangibles	3,093	3,352
Amortization of capitalized software development costs for products to be sold	685	288
Amortization of debt issuance costs	133	134
Amortization of discounts and premiums on investments, net	527	442
Provision for doubtful accounts	—	—
Write-down of excess and obsolete inventories	4,530	1,781
Stock-based compensation expense	9,232	5,647
Excess tax benefits from stock-based compensation expense	(3,120)	(1,695)
Loss on disposal of property and equipment	541	3,685
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	304	(870)
Inventories	1,856	(1,752)
Deferred taxes	(1,469)	(1,762)
Prepaid expenses and other assets	(4,651)	(8,623)
Accounts payable	(1,120)	6,750
Taxes payable	8,498	4,936
Other accrued liabilities and deferred revenue	(23,969)	(3,761)
Net cash provided by operating activities	30,372	19,094
Cash flows from investing activities:
Purchases of property and equipment	(11,748)	(10,929)
Capitalized software development costs for products to be sold	(606)	(1,073)
Purchases of investments	(50,669)	(90,663)
Proceeds from sale of investments	5,185	30,114
Proceeds from maturities of investments	42,796	35,430
Net cash used in investing activities	(15,042)	(37,121)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	12,408	13,295
Payments on debt	(1,563)	(1,562)
Purchase and retirement of common stock	(50,915)	(7,816)
Excess tax benefits from stock-based compensation expense	3,120	1,695
Net cash provided by (used in) financing activities	(36,950)	5,612
Net decrease in cash and cash equivalents	(21,620)	(12,415)
Cash and cash equivalents, beginning of period	443,132	392,629
Cash and cash equivalents, end of period	$421,512	$380,214

POLYCOM, INC.

Selected Summary Data

(In millions except per share amounts and headcount)

(Unaudited)

	March 31, 2015	December 31, 2014	March 31, 2014
Balance Sheet Highlights
Cash and investments	$669	$688	$596
Number of shares outstanding	135	135	138
Cash and investments per share	$4.95	$5.09	$4.31
Debt	$241	$242	$247
Operating cash flow - quarterly	$30	$91	$19
Operating cash flow - trailing 12 months	$217	$205	$138
DSO (Days Sales Outstanding)	47	44	51
Inventory turns - GAAP	5.9	5.9	5.3
Inventory turns - non-GAAP	5.7	5.8	5.2
Deferred revenue	$265	$263	$259
Share repurchases:
Quarter-to-date share purchases - shares	2.9	1.9	—
Quarter-to-date share repurchases - dollars	$40	$25	$—
Year-to-date share purchases - shares (1)	2.9	5.3	—
Year-to-date share repurchases - dollars	$40	$50	$—
Remaining authorization for share repurchases (2)	$110	$150	$—
Ending headcount	3,497	3,525	3,578

	For the Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Income Statement Highlights
GAAP:
Revenues	$331	$349	$329
Gross margin	58.3%	57.6%	58.4%
Operating expenses	$164	$179	$199
Operating margin	8.8%	6.4%	(2.1)%
Diluted EPS	$0.15	$0.15	$(0.03)
Non-GAAP:
Revenues	$331	$349	$329
Gross margin	59.2%	58.4%	59.2%
Operating expenses	$154	$161	$161
Operating margin	12.6%	12.3%	10.1%
Diluted EPS	$0.23	$0.24	$0.18

(1)

In the year-to-date period ended December 31, 2014, share repurchases include final settlement of shares under prior Accelerated Share Repurchase program completed in the three month period ended June 30, 2014 for which funds were advanced in the three month period ended December 31, 2013.

(2)	Polycom is not obligated to purchase any specific number of shares under its Share Repurchase Program and the program may be modified, suspended or discontinued at any time.

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP cost of revenues used in inventory turns	$137,880	$147,793	$136,539
Stock-based compensation expense	(2,263)	(1,764)	(1,601)
Effect of stock-based compensation expense on warranty rates	(53)	(84)	(129)
Amortization of purchased intangibles	(657)	(731)	(841)
Non-GAAP cost of revenues used in inventory turns	$134,907	$145,214	$133,968
GAAP gross profit	$192,820	$201,132	$191,985
Stock-based compensation expense	2,263	1,764	1,601
Effect of stock-based compensation expense on warranty rates	53	84	129
Amortization of purchased intangibles	657	731	841
Non-GAAP gross profit	$195,793	$203,711	$194,556
Non-GAAP gross margin	59.2%	58.4%	59.2%

GAAP sales and marketing expense	$90,859	$99,004	$93,968
Stock-based compensation expense	(2,613)	(4,496)	(391)
Non-GAAP sales and marketing expense	$88,246	$94,508	$93,577
Non-GAAP sales and marketing expense as percent of revenues	26.7%	27.1%	28.5%

GAAP research and development expense	$49,337	$48,293	$48,147
Stock-based compensation expense	(2,573)	(2,995)	(1,042)
Non-GAAP research and development expense	$46,764	$45,298	$47,105
Non-GAAP research and development expense as percent of revenues	14.1%	13.0%	14.3%

GAAP general and administrative expense	$21,167	$25,711	$23,793
Stock-based compensation expense	(1,783)	(4,527)	(2,613)
Costs associated with CEO separation and related SEC investigation	(335)	(208)	(610)
Non-GAAP general and administrative expense	$19,049	$20,976	$20,570
Non-GAAP general and administrative expense as percent of revenues	5.8%	6.0%	6.3%

GAAP total operating expenses	$163,804	$178,886	$198,899
Stock-based compensation expense	(6,969)	(12,018)	(4,046)
Amortization of purchased intangibles	(2,417)	(2,418)	(2,492)
Restructuring costs	(24)	(3,460)	(30,343)
Transaction-related costs	—	—	(156)
Costs associated with CEO separation and related SEC investigation	(335)	(208)	(610)
Non-GAAP total operating expenses	$154,059	$160,782	$161,252
Non-GAAP total operating expenses as percent of revenues	46.6%	46.1%	49.1%

GAAP operating income (loss)	$29,016	$22,246	$(6,914)
Stock-based compensation expense	9,232	13,782	5,647
Effect of stock-based compensation expense on warranty rates	53	84	129
Amortization of purchased intangibles	3,074	3,149	3,333
Restructuring costs	24	3,460	30,343
Transaction-related costs	—	—	156
Costs associated with CEO separation and related SEC investigation	335	208	610
Non-GAAP operating income	$41,734	$42,929	$33,304
Non-GAAP operating margin	12.6%	12.3%	10.1%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Cost of product revenues	$955	$640
Cost of service revenues	1,308	961
Stock-based compensation expense in total cost of revenues	2,263	1,601
Sales and marketing	2,613	391
Research and development	2,573	1,042
General and administrative	1,783	2,613
Stock-based compensation expense in operating expenses	6,969	4,046
Total stock-based compensation expense	$9,232	$5,647